UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  May 2, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware                 1-2691              13-1502798
(State of Incorporation)  (Commission File Number)  (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on May 2, 2006 as Exhibit 99.1, which is included herein. This press release was issued to report April traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       American  Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  May 3, 2006





                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release







                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Tuesday, May 2, 2006


           AMERICAN AIRLINES REPORTS APRIL TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported an April load factor of 81.7 percent - an increase of 4.3 points compared to the same period last year. Traffic grew by 5.5 percent year over year, while capacity remained flat.
     Domestic traffic grew by 3.3 percent year over year on
2.3 percent less capacity. International traffic increased by
10.1 percent relative to last year on a capacity increase of
4.4 percent.
     American boarded 8.4 million passengers in April.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 3,900 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following pages:






           AMERICAN AIRLINES PASSENGER DIVISION
         COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                EXCLUDES CHARTER SERVICES
                                      April
                                 2006           2005    CHANGE

REVENUE PASSENGER MILES (000)
  SYSTEM                   11,935,664     11,308,137       5.5 %
     D.O.T. DOMESTIC        7,834,996      7,583,366       3.3
     INTERNATIONAL          4,100,668      3,724,770      10.1
     ATLANTIC               1,779,160      1,611,188      10.4
     LATIN AMERICA          1,832,614      1,683,572       8.9
     PACIFIC                  488,894        430,010      13.7

AVAILABLE SEAT MILES (000)
  SYSTEM                   14,606,965     14,602,198       0.0 %
     D.O.T. DOMESTIC        9,334,890      9,553,988      (2.3)
     INTERNATIONAL          5,272,075      5,048,210       4.4
     ATLANTIC               2,133,453      1,954,338       9.2
     LATIN AMERICA          2,412,494      2,514,163      (4.0)
     PACIFIC                  726,128        579,709      25.3

LOAD FACTOR
  SYSTEM                         81.7  %        77.4 %     4.3 Pts
     D.O.T. DOMESTIC             83.9           79.3       4.6
     INTERNATIONAL               77.7           73.7       4.0
     ATLANTIC                    83.3           82.4       0.9
     LATIN AMERICA               75.9           66.9       9.0
     PACIFIC                     67.3           74.1      (6.8)

PASSENGERS BOARDED          8,421,331      8,074,471       4.3 %


SYSTEM CARGO TON MILES (000)  182,154        187,119      (2.7) %






















           AMERICAN AIRLINES PASSENGER DIVISION
          COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                 EXCLUDES CHARTER SERVICES
                                   Year-to-Date April

                                 2006           2005    CHANGE
REVENUE PASSENGER MILES(000)
  SYSTEM                   44,931,756     43,549,318       3.2  %
     D.O.T. DOMESTIC       29,727,242     29,140,337       2.0
     INTERNATIONAL         15,204,514     14,408,982       5.5
     ATLANTIC               5,808,690      5,514,273       5.3
     LATIN AMERICA          7,525,218      7,365,527       2.2
     PACIFIC                1,870,606      1,529,181      22.3

AVAILABLE SEAT MILES (000)
  SYSTEM                   57,336,520     57,349,576       0.0  %
     D.O.T. DOMESTIC       36,986,894     37,824,597      (2.2)
     INTERNATIONAL         20,349,626     19,524,980       4.2
     ATLANTIC               7,645,486      7,022,067       8.9
     LATIN AMERICA         10,130,194     10,460,509      (3.2)
     PACIFIC                2,573,946      2,042,403      26.0

LOAD FACTOR
  SYSTEM                       78.3  %          75.9 %     2.4  Pts
     D.O.T. DOMESTIC           80.3               77       3.3
     INTERNATIONAL             74.7             73.7       1.0
     ATLANTIC                  75.9             78.5      (2.6)
     LATIN AMERICA             74.2             70.4       3.8
     PACIFIC                   72.6             74.8      (2.2)
PASSENGERS BOARDED       32,071,540       31,139,694       3.0  %


SYSTEM CARGO TON MILES(000) 702,957          726,426      (3.2)  %




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